EX-99.h.6.a.

EXHIBIT A*

to the Amended and Restated Expense Limitation Agreement between

ABERDEEN FUNDS and

ABERDEEN ASSET MANAGEMENT INC.

Name of Fund/Class	2010 Expense Limitation	2010 Expiration Date	2011 Expense Limitation(1)	2011 Expiration Date
Aberdeen U.S. Equity Fund	1.21%	Feb. 28, 2011	1.21%	Feb. 27, 2013
Aberdeen Global Equity Fund	1.32%	Feb. 28, 2011	1.32%	Feb. 27, 2013
Aberdeen China Opportunities Fund	1.62%	Feb. 28, 2011	1.62%	Feb. 27, 2013
Aberdeen Emerging Markets Fund	1.42%	Feb. 28, 2011	1.42%	Feb. 27, 2013
Aberdeen International Equity Fund	1.24%	Feb. 28, 2011	1.24%	Feb. 27, 2013
Aberdeen Equity Long-Short Fund	1.45%	Feb. 28, 2011	1.40%	Feb. 27, 2013
Aberdeen Global Financial Services Fund	1.19%	Feb. 28, 2011	1.19%	Feb. 27, 2013
Aberdeen Global Natural Resources Fund	1.16%	Feb. 28, 2011	1.16%	Feb. 27, 2013
Aberdeen Small Cap Fund	1.04%	Feb. 28, 2011	1.15%	Feb. 27, 2013
Aberdeen Tax Free Income Fund	0.68%	Feb. 28, 2011	0.68%	Feb. 27, 2013
Aberdeen Optimal Allocations Fund: Growth	0.25%	Feb. 28, 2011	0.25%	Feb. 27, 2013
Aberdeen Optimal Allocations Fund: Moderate Growth	0.25%	Feb. 28, 2011	0.25%	Feb. 27, 2013
Aberdeen Optimal Allocations Fund: Moderate	0.25%	Feb. 28, 2011	0.25%	Feb. 27, 2013
Aberdeen Optimal Allocations Fund: Defensive	0.25%	Feb. 28, 2011	0.25%	Feb. 27, 2013
Aberdeen Optimal Allocations Fund: Specialty	0.25%	Feb. 28, 2011	0.25%	Feb. 27, 2013
Aberdeen Core Fixed Income Fund	0.50%	Dec. 1, 2011	0.50%	Feb. 27, 2013
Aberdeen Core Plus Income Fund	0.50%	Feb. 28, 2011	0.50%	Feb. 27, 2013
Aberdeen Asia Bond Institutional Fund	0.65%	July 20, 2011	0.70%	Feb. 27, 2013
Aberdeen Global Fixed Income Fund	0.95%	July 20, 2011(2)	0.95%	Feb. 27, 2013
Aberdeen Global Small Cap Fund	1.30%	July 20, 2011(2)	1.30%	Feb. 27, 2013
Aberdeen International Equity Institutional Fund	0.95%	Dec. 1, 2011	1.10%	Feb. 27, 2013
Aberdeen Emerging Markets Institutional Fund	0.95%	Nov. 23, 2011	1.10%	Feb. 27, 2013
Aberdeen Asia-Pacific (ex-Japan) Equity Institutional Fund	1.25%	Feb. 28, 2011	1.25%	Feb. 27, 2013
Aberdeen Ultra-Short Duration Bond Fund	0.40%	Nov. 30, 2011 (One year from start date of operations)	0.40%	Feb. 27, 2013
Aberdeen Emerging Markets Debt Local Currency Fund	0.90%	One year from start date of operations	0.90%	May 2, 2012
Aberdeen Global High Yield Bond Fund	0.75%	One year from start date of operations	0.75%	One year from start date of operations
Aberdeen Asia-Pacific Smaller Companies Fund	1.70%	One year from start date of operations	1.70%	June 29, 2012

*	As most recently approved at the June 7, 2011 Board Meeting.
(1)	2011 Expense Limitation commences one day after the 2010 Expiration Date.
(2)	Commencing one day after the 2010 Expiration Date, these Funds will exclude Administrative Service Fees from the Operating Expense Limit.

A-1

Name of Fund/Class	2010 Expense Limitation	2010 Expiration Date	2011 Expense Limitation(1)	2011 Expiration Date
Aberdeen U.S. Equity I Fund	N/A	N/A	0.90%	Two years from start of operations
Aberdeen U.S. Equity II Fund	N/A	N/A	0.90%	Two years from start of operations

(1)	2011 Expense Limitation commences one day after the 2010 Expiration Date.

A-2